As filed with the United States Securities and Exchange Commission on April 1, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Galaxy Payroll Group Limited

(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25th Floor, Ovest

77 Wing Lok Street

Sheung Wan, Hong Kong

Tel: +852 3105 2611

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Tel: 212-326-0199

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated april 1, 2026

Preliminary Prospectus

US$200,000,000

Galaxy Payroll Group Limited
(incorporated in British Virgin Islands)

Class A Ordinary Shares

Debt Securities

Warrants

Rights

Units

Galaxy Payroll Group Limited, a British Virgin Islands business company (“Galaxy” or the “Company”) may offer from time to time up to a total amount of US$200,000,000, consisting of (i) Class A Ordinary Shares of Galaxy, par value US$0.00625 per share (the “Class A Ordinary Shares”), (ii) debt securities of Galaxy (the “debt securities”), (iii) warrants of Galaxy to purchase Class A Ordinary Shares or debt securities offered under this prospectus (the “warrants”), (iv) rights of Galaxy to purchase Class A Ordinary Shares, debt securities, warrants or other securities offered under this prospectus (the “rights”), and (v) units of Galaxy of Class A Ordinary Shares, debt securities, warrants or rights offered under this prospectus (the “units”, collectively with the Class A Ordinary Shares, debt securities, warrants, rights, and units, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. When Galaxy decides to sell Securities, Galaxy will provide specific terms of the offered Securities in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be described in one or more supplements to this prospectus or related free writing prospectuses (for the latter, Galaxy is eligible to use it beginning September 13, 2027, being three years from the closing of Galaxy’s initial public offering). A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before making investment.

The Securities covered by this prospectus may be offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of Galaxy’s Securities, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these Securities, see “Plan of Distribution” in this prospectus.

Galaxy’s Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “GLXG.” On March 31, 2026, the closing sale price of Galaxy’s Class A Ordinary Shares was US$2.24. As of March 31, 2026, the aggregate market value of Galaxy’s outstanding Class A Ordinary Shares held by non-affiliates, or public float, was approximately US$7,193,793.6, which was calculated based on 3,211,515 Class A Ordinary Shares outstanding held by non-affiliates and a per share closing price of US$2.24 as reported on The Nasdaq Capital Market on such date.

Galaxy is not an operating company but a British Virgin Islands holding company with operations primarily conducted by Galaxy’s subsidiaries in Hong Kong, Taiwan, Macau and the People’s Republic of China (“PRC”). The Operating Entities in our Group have headquarters in Hong Kong, China, Taiwan, and Macau.

CORPORATE STRUCTURE AND CASH TRANSFERS

The following are tables providing descriptions of how cash is transferred through our organization for the six months ended December 31, 2025 and 2024, and for the fiscal years ended June 30, 2025 and 2024.

For the six months ended December 31, 2025
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	18,768,095	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	8,814,045	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC

For the six months ended December 31, 2024
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	7,460,383	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	10,800,513	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	16,624,364	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	16,624,364	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	Galaxy Payroll Group Limited	16,411,820	Cash transferred as dividend from the subsidiary in Cayman to its holding company in British Virgin Islands

For the year ended June 30, 2025
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	20,081,664	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	21,335,974	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	16,624,364	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	16,624,364	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	Galaxy Payroll Group Limited	16,411,820	Cash transferred as dividend from the subsidiary in Cayman to its holding company in British Virgin Islands

For the year ended June 30, 2024
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	11,971,145	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	16,818,368	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	7,118,002	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	7,118,002	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	Galaxy Payroll Group Limited	9,461,002	Cash transferred as dividend from the subsidiary in Cayman to its holding company in British Virgin Islands
6	Galaxy Payroll Group Limited	The shareholders of Galaxy Payroll Group Limited	9,461,002	Cash transferred as dividend from the holding company in British Virgin Islands to its ultimate shareholders’ entities in British Virgin Islands

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Subject to the BVI Business Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to our shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries.

According to current PRC regulations, our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings, and our PRC subsidiary is only permitted to pay dividends to Galaxy Payroll (China) out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserve can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of our PRC subsidiary, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The company currently does not have any cash management policies that dictate how funds are transferred. For the foreseeable future, we intend to use the earnings for the development of customer capacity. As a result, Galaxy currently does not have a plan to declare dividends to its shareholders in the foreseeable future.

Increasing Galaxy’s registered capital in a mainland China subsidiary requires filing with the State Administration for Market Regulation (“SAMR”) or its local bureau, while a shareholder loan requires a filing with the State Administration of Foreign Exchange (“SAFE”) or its local bureau. Foreign direct investment and loans must be approved by and/or registered in accordance with the Foreign Exchange Administration Regulations promulgated in 1996, as amended in 2008. The total amount of loans we can make to our PRC subsidiary cannot exceed statutory limits. PRC laws currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and PRC laws, after setting aside, at a minimum, 10% of net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of registered capital; such reserves may not be distributed as cash dividends. PRC laws and regulations allow an offshore holding company to provide funding to mainland China subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans.

RISKS RELATED TO DOING BUSINESS IN CHINA AND HONG KONG

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in our subsidiary in Hong Kong could result in a material change in our operations, financial performance and/or the value of our Class A Ordinary Shares or impair our ability to raise money.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Related to The PRC, Hong Kong, Taiwan and Macau” in the Company’s annual report on Form 20-F for the fiscal year ended June 30, 2025 (the “FY25 Annual Report”) incorporated by reference herein.

Galaxy may encounter several limitations related to cash transfer among its Operating Entities, the holding company and its investors. Any funds we transfer to our Operating Entities, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC subsidiary are subject to registration with SAMR or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches and (ii) our PRC subsidiary may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China.

Furthermore, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves; and there can be no assurance that in the future the PRC government will not intervene or impose restrictions on our Hong Kong subsidiaries’ ability to transfer or distribute cash/assets to entities outside of Hong Kong, which could result in an inability or prohibition on making transfers or distributions to us and adversely affect our business. In addition, to the extent funds and/or assets are in mainland China, the funds and/or assets may not be available to fund operations or for other use outside of PRC due to interventions in or the imposition of restrictions and limitations by the government in mainland China. See “Risk Factors — Restrictions on currency exchange may limit our ability to receive and use our revenue effectively” in the Company’s FY25 Annual Report incorporated by reference herein.

An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Such limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between the PRC and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise, as the beneficial owner, owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company in Hong Kong. See “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in the Company’s FY25 Annual Report incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

As Galaxy, through its subsidiaries, operates business, and has most of its assets and executive officers in Hong Kong, Taiwan, Macau and the PRC, it may be difficult for Galaxy’s shareholders to effect foreign service of process upon Galaxy or those executives or officers. Apart from that, there is uncertainty as to whether the courts in the PRC would recognize or enforce judgments of United States courts, as the United States and the PRC do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong under common law by bringing an action in a Hong Kong court.

CYBERSECURITY AND DATA PROTECTION

Galaxy may also be subject to a variety of laws and other obligations regarding cybersecurity and data protection in Hong Kong, Taiwan, Macau, the PRC and other jurisdictions where it operates. Our directors are of the view that Galaxy is in compliance with applicable data protection laws. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

PRC REGULATORY REQUIREMENTS FOR OVERSEAS LISTINGS

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together, the “New Overseas Listing Rules”), which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings.

Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China. The New Overseas Listing Rules state that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, and exchangeable notes shall be subject to filing requirement within three business days after the completion of the offering. Based on our understanding of the rules, we are not required to submit the filing report to the CSRC for any future offerings. To date, there are uncertainties in the interpretation and enforcement of these laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

PCAOB INSPECTION AND THE HFCAA

Galaxy’s auditor, Guangdong Prouden CPAs GP, an independent registered public accounting firm, is subject to inspection by the Public Company Accounting Oversight Board (“PCAOB”). Galaxy’s auditor has not yet been inspected by the PCAOB. As of the date of the prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB.

The Holding Foreign Companies Accountable Act (the “HFCAA”) requires the PCAOB to make determinations regarding its ability to inspect and investigate completely registered public accounting firms based in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with Chinese authorities providing for PCAOB access. On December 15, 2022, the PCAOB issued a new Determination Report which concluded that it was able to inspect and investigate completely PCAOB-registered accounting firms headquartered in mainland China and Hong Kong in 2022, and vacated the December 16, 2021 Determination Report.

The PCAOB is required under the HFCAA to make its determination on an annual basis. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong, it will make determinations under the HFCAA as and when appropriate. Whether the PCAOB will continue to conduct inspections and investigations completely is subject to uncertainty and depends on a number of factors out of Galaxy’s control, including positions taken by authorities of the PRC. If the PCAOB determines for two consecutive years that it is unable to inspect Galaxy’s auditor completely, Galaxy’s securities may be subject to delisting or prohibition from trading.

This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement.

Investing in Galaxy’s Securities involves risks that are described in the “Risk Factors” section of this prospectus and the risks factors contained in the applicable prospectus supplement and the documents Galaxy incorporated by reference in this prospectus. Investors should consider carefully before deciding to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by Galaxy with the Securities and Exchange Commission, or the SEC. No one has been authorized to provide you with any information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that Galaxy may authorize to be delivered or made available to you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus is accurate as of any date other than that date. Galaxy’s business, financial condition, results of operations and prospects may have changed since those dates.

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CERTAIN DEFINED TERMS

In this prospectus, unless the context otherwise requires, the following expressions shall have the following meanings.

“Articles” or “Articles of Association”	the articles of association of our Company, as amended or supplemented from time to time

“Board” or “Board of Directors” or “our Board”	the board of Directors

“business day(s)”	a day on which banks in New York are generally open for normal business hours to the public and which is not a Saturday, Sunday or public holiday in New York

“BVI”	the British Virgin Islands

“BVI Companies Act” or “Companies Act”	The BVI Business Companies Act as amended

“Class A Ordinary Shares”	Class A Ordinary Shares of Galaxy Payroll Group Limited, par value $0.00625

“Class B Ordinary Shares”	Class B Ordinary Shares of Galaxy Payroll Group Limited, par value $0.00625

“Companies Ordinance”	the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time

“Company”, “our Company”, “Galaxy Payroll BVI” or “we”, or “us”	Galaxy Payroll Group Limited, a holding company incorporated in the British Virgin Islands on August 26, 2021 as a BVI business company under the BVI Business Companies Act, as amended, which is also a Nasdaq-listed company.

“Directors” or “our Directors”	the director(s) of our Company

“Founder Shareholders”	Mr. Lao, Mr. But and Mr. Yeung, three largest shareholders with each holding 15% of the total issued and outstanding shares prior to the closing of our initial public offering, altogether own 45% of the Company’s shares.

“FY” or “financial year(s)”	financial year(s) of our Company ended or ending June 30

“Galaxy Solutions Partner”	Galaxy Solutions Partner Limited, formerly known as Galaxy GEO Services Limited, a company incorporated in Hong Kong with limited liability on February 5, 2013 and an indirect wholly-owned subsidiary of the Company

“Galaxy HR (Macau)”	GALAXY HUMAN RESOURCES (MACAO) LIMITED (GALAXY RECURSOS HUMANOS (MACAU) LIMITADA (in Portuguese)), a company incorporated in Macau with limited liability on July 26, 2016 and an indirect wholly-owned subsidiary of the Company, mainly responsible for doing business in Macau

“Galaxy HR (SZ)”	Galaxy Corporate Management Consultancy (Shenzhen) Limited, a limited liability company established in the PRC on March 7, 2018 and a wholly-owned subsidiary of Galaxy Payroll (China), mainly responsible for doing business in PRC

“Galaxy HR (TW)”	Galaxy Human Resources Limited, a limited liability company established in Taiwan on March 21, 2018 and a wholly-owned subsidiary of Galaxy Payroll (TW), mainly responsible for doing business in Taiwan

“Galaxy Payroll (China)”	GALAXY PAYROLL (CHINA) LIMITED, a company incorporated in Hong Kong with limited liability on October 24, 2017 and an indirect wholly-owned subsidiary of the Company, mainly responsible for doing business in PRC

“Galaxy Payroll (HK)”	Galaxy Payroll Services Limited, a company incorporated in Hong Kong with limited liability on February 21, 2013 and a wholly-owned subsidiary of the Company, mainly responsible for doing business in Hong Kong

“Galaxy Payroll (TW)”	GALAXY PAYROLL (TAIWAN) LIMITED, a company incorporated in Hong Kong with limited liability on December 31, 2018 and a wholly-owned subsidiary of the Company, mainly responsible for doing business in Taiwan

“Group”, “our Group”	our Company and our subsidiaries at the relevant time or, where the context otherwise requires, in respect of the period prior to our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time

“HK$”, “HKD” or “Hong Kong dollars”	Hong Kong dollar(s), the lawful currency of Hong Kong

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC

“Macau”	the Macao Special Administrative Region of the PRC

“Memorandum” or “Memorandum of Association”	the memorandum of association of our Company, as amended or supplemented from time to time

“MPF”	Mandatory Provident Fund

“Mr. But”	Mr. But Yiu Kong Kenneth, the chief operating officer of our Company, one of our founders and executive Directors and a member of a group of our Founder Shareholders

“Mr. Lao”	Mr. Lao Wai Hong, the chairman of our Board, the chief executive officer of our Company, one of our founders and executive Directors and a member of a group of our Founder Shareholders

“Mr. Yeung”	Mr. Yeung Wai Cheung, the chief financial officer of our Company, one of our founders and a member of a group of our Founder Shareholders

“Operating Entities”	The collection of Galaxy Payroll (HK), Galaxy HR (Macau), Galaxy Solutions Partner, Galaxy HR (TW) and Galaxy HR (SZ)

“Ordinary Shares” or “Shares”	Ordinary Shares, par value $0.00625 per share, or Class A Ordinary Shares and Class B Ordinary Shares, as context requires.

“PRC” or “China”	the People’s Republic of China, excluding for the purposes of this prospectus only, Hong Kong, Macao and Taiwan

“Regulation S”	Regulation S under the U.S. Securities Act

“RMB”	Renminbi, the lawful currency of the PRC;

“USD” or “US$”	the United States dollar(s), the lawful currency of the United States

“VAT”	the Value-added Tax

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that Galaxy filed with the SEC using a “shelf” registration process. Under this shelf registration process, Galaxy may, from time to time, sell up to a total amount of US$200,000,000 of any combination of the Securities described in this prospectus to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis.

This prospectus provides you with a general description of the Securities that Galaxy may offer. Each time Galaxy uses this prospectus to offer Securities, Galaxy will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. Galaxy may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that Galaxy files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before buying any of the Securities that Galaxy is offering, you should carefully read both of this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. Galaxy has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any Securities. Galaxy’s business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither Galaxy nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus Galaxy may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). Neither Galaxy nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful.

Neither Galaxy nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities described herein and the distribution of this prospectus outside the United States.

Conventions Which Apply to this Prospectus

Certain amounts, percentages and other figures, such as key operating data, presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentages may not represent the arithmetic summation or calculation of the figures that accompany them.

This prospectus contains information derived from various public sources. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which Galaxy operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section contained in our most recent Annual Report on Form 20-F, incorporated herein by reference and the risk factors described in any applicable prospectus supplement and documents Galaxy incorporated by reference in this prospectus. These and other factors could cause the results to differ materially from those expressed in these publications and reports.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

Special Note Regarding Forward-Looking Statements

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to expand our customer base and grow our business;

●	the timing of the development of our future business operations;

●	our capabilities to deliver payroll outsourcing and employment services;

●	our expected future economic performance;

●	competition in the payroll outsourcing and employment services market;

●	continued market acceptance of our services;

●	changes in laws and regulations that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	the cost of complying with current and future governmental regulations and the impact of any changes in regulations on our operations;

●	our ability to manage growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results;

●	our dependence on senior management and key employees;

●	our ability to maintain the listing of our Class A Ordinary Shares on Nasdaq; and

●	continued development of a public trading market for our securities.

v

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to grow and manage growth profitably and maintain relationships with customers and key employees;

●	future exchange and interest rates and currency fluctuations;

●	our dependence on the services of our executive officers and key personnel;

●	difficulties in managing our growth and expanding our operations;

●	risks and uncertainties associated with laws and regulations within the People’s Republic of China, Hong Kong, Taiwan, and Macau, which may have a material adverse effect on our business;

●	our dependence on relationships with customers and our exposure to customer concentration risk;

●	risks relating to disruptions in our systems, applications, data centers or cloud-computing services;

●	our ability to upgrade, enhance and expand our technology and services to meet client needs and preferences;

●	competition in the payroll outsourcing and employment services market;

●	our lack of effective internal controls over financial reporting;

●	potential cyberattacks, data security incidents, or breaches of confidential information; and

●	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus, including information incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus (as supplemented or amended), including its consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from Galaxy’s other filings with the SEC, before making an investment decision. For additional information, see the section “Where You Can Find Additional Information”.

Overview

We are a holding company incorporated in the British Virgin Islands, or BVI. As a holding company with no operations, we are not a Chinese operating company. Our operations are conducted by our Operating Entities, which include our indirect wholly-owned subsidiaries, such as Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”), Galaxy Solutions Partner Limited (“Galaxy Solutions Partner”), Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”), Galaxy Human Resources Limited (“Galaxy HR (TW)”), and Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”), which are incorporated in Hong Kong, PRC, Taiwan and Macau (the Operating Entities, collectively with the Company, the “Group”). As a reputable payroll outsourcing and employment service provider based in Hong Kong, the Company, through our Operating Entities, provides services to our customers which are mainly categorized as (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and/or employment-related matters for their branch offices in different regions; (ii) end-users which are mainly multinational companies/organizations that outsource their payroll and/or employment functions to us directly; and (iii) end-users consulting us for their future expansion worldwide. Galaxy HR (SZ), Galaxy Payroll (HK), Galaxy HR (TW) and Galaxy HR (Macau) provide payroll outsourcing services in mainland China, Hong Kong, Taiwan and Macau; and Galaxy Payroll (HK), Galaxy Solutions Partner, Galaxy HR (TW) and Galaxy HR (Macau) provide employment services in mainland China, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries. End-users of our services may either be (i) our indirect customers engaging us through channels; or (ii) our direct customers. This is an offering of the Class A Ordinary Shares of Galaxy Payroll Group Limited, the holding company incorporated in BVI, instead of shares of our Operating Entities. You may never directly hold any equity interest in our Operating Entities.

In providing payroll outsourcing services, we generally assist our end-users in (i) calculating employees’ salaries and the required employer’s contributions to Hong Kong’s Mandatory Provident Fund (MPF) and PRC’s social security and housing provident funds as well as individual income tax and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment-related tax returns. For the years ended June 30, 2025, 2024 and 2023, we handled approximately 103,000, 99,800 and 65,400 payroll transactions for our payroll outsourcing service customers, respectively. During the years ended June 30, 2025, 2024 and 2023 and for the six months ended December 31, 2024, 2023 and 2022, we provided payroll outsourcing services in Hong Kong, Macau and Taiwan directly and cooperated with in-country partners to provide payroll outsourcing services in the PRC and India where appropriate.

In providing employment services, our Operating Entities or our in-country partners (upon our request) (i) act as the employers of record to employ suitable candidates, who are sourced by our end-users, and second them back to our end-users; and (ii) handle the seconded employees’ payroll as their employers of record. We provided employment services in Hong Kong, Taiwan and Macau directly and cooperated with in-country partners to provide employment services in the PRC, Japan, Australia, Thailand, Malaysia, Vietnam, India, Indonesia, Philippines and Bangladesh where appropriate.

With regard to the business the Company and its subsidiaries participate in, the Company has expressly confirmed to have received all requisite permissions or approvals in Taiwan and Macau, based on the knowledge of its own administrative staff who maintains the compliance status regarding Taiwan and Macau. As of the date of this prospectus, the management of the Company believes that the Company has received all requisite permissions or approvals necessary for its business operations in the PRC and has received all requisite licenses, permits and approvals for its business operations in Hong Kong.

Organizational Structure

The following diagram and the chart illustrate our corporate structure, including our principal subsidiaries, consolidated affiliated entities and subsidiaries of consolidated affiliated entities as of the date of this annual report:

Name	Background	Ownership	Principal activities
Galaxy Payroll Group Limited (“Galaxy Payroll BVI”)	● Located in the British Virgin Islands (“BVI”) ● Incorporated on August 26, 2021	-	Investment holding
Melkweg Holdings Limited (“Melkweg Cayman”)	● Located in the Cayman Islands ● Incorporated on October 31, 2019	100% directly owned by Galaxy Payroll BVI	Investment holding
Melkweg Holdings (BVI) Limited (“Melkweg BVI”)	● Located in the BVI ● Incorporated on November 5, 2019	100% directly owned by Melkweg Cayman	Investment holding
Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”)	● Located in Hong Kong ● Incorporated on February 21, 2013	100% owned by Melkweg BVI	Provision of payroll outsourcing and employment services
Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”)	● Located in Macau ● Incorporated on July 26, 2016	98% owned by Galaxy Payroll (HK) and 2% owned by Galaxy Solutions Partner	Provision of payroll outsourcing services
Galaxy Payroll (Taiwan) Limited (“Galaxy Payroll (TW)”)	● Located in Hong Kong ● Incorporated on December 31, 2018	100% owned by Melkweg BVI	Investment holding
Galaxy Human Resources Limited (“Galaxy HR (TW)”)	● Located in Taiwan ● Incorporated on March 21, 2018	100% owned by Galaxy Payroll (TW)	Provision of employment services
Galaxy Solutions Partner Limited (“Galaxy Solutions Partner”)	● Located in Hong Kong ● Incorporated on February 5, 2013	100% owned by Melkweg BVI	Provision of employment services (acting as employer of record)
Galaxy Payroll (China) Limited (“Galaxy Payroll (China)”)	● Located in Hong Kong ● Incorporated on October 24, 2017	100% owned by Melkweg BVI	Investment holding
Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”)	● Located in People’s Republic of China (“PRC”) ● Incorporated on March 7, 2018	100% owned by Galaxy Payroll (China)	Provision of payroll outsourcing and employment services

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We have elected not to opt out of such exemptions afforded to an emerging growth company, and following the consummation of our initial public offering in September 2024, we are taking advantage of the benefits of the extended transition period that emerging growth company status permits. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (i.e., June 30, 2030), (b) the last day of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates as of the prior June 30, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

Our principal executive offices are located at 25th Floor, Ovest, 77 Wing Lok Street, Sheung Wan, Hong Kong. Our phone number is +852 3105 2611. Our registered office in the British Virgin Islands is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at www.galaxy-hk.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE, 19711.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Use of Proceeds

Galaxy intends to use the net proceeds from the sale of the Securities it offers as set forth in the applicable prospectus supplements.

CAPITALIZATION AND INDEBTEDNESS

Galaxy’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

GENERAL DESCRIPTION OF THE SECURITIES Which MAY be OFFERed

Galaxy may offer from time to time (i) Class A Ordinary Shares of Galaxy, (ii) debt securities of Galaxy, (iii) warrants of Galaxy to purchase Class A Ordinary Shares or debt securities offered under this prospectus, (iv) rights of Galaxy to purchase Class A Ordinary Shares, debt securities, warrants or other securities offered under this prospectus, (v) units of Galaxy of Class A Ordinary Shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, in one or more offerings under this prospectus.

This prospectus contains a summary of the material general terms of the Securities that Galaxy may offer. The specific terms of the Securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the Securities offered and indicate whether the Securities offered are or will be listed on any securities exchange.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus and the applicable prospectus supplement. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to Galaxy will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each Security. You should carefully read this prospectus and any prospectus supplement before you invest in any of Galaxy’s Securities.

Description of Share Capital

Description of Ordinary Shares

We were incorporated as a BVI business company and our affairs will be governed by our Memorandum and Articles of Association, the BVI Business Companies Act and the common law of the British Virgin Islands.

The following are summaries of the material provisions of our Memorandum and Articles of Association and BVI laws, insofar as they relate to the material terms of our Ordinary Shares. The forms of our Memorandum and Articles of Association are filed as exhibits to the registration statement of which this annual report forms a part.

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders may freely hold and vote their Ordinary Shares. The Company is authorized to issue an unlimited number of Ordinary Shares of US$0.00625 par value per share, divided into two classes as follows: Class A Ordinary Shares and Class B Ordinary Shares.

As of April 1, 2026, there were 5,601,515 Class A Ordinary Shares issued and outstanding  and 360,000 Class B Ordinary Shares issued and outstanding.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders through ordinary resolutions with an amount not exceeding the recommendation of Board of Directors subject to the BVI Act that the company may only pay dividends if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due.

Voting rights

Pursuant to our Memorandum and Articles of Association, each Class A Ordinary Share of our Company confers upon the shareholder of our Company: (a) the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Pursuant to our Memorandum and Articles of Association, each Class B Ordinary Share of our Company confers upon the shareholder of our Company: (a) the right to fifty (50) votes at a meeting of the Shareholders of the Company or on any Resolution of Shareholders; (b) the right to an equal share in any dividend paid by the Company; (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation; and (d) subject to the Memorandum and Articles of Association, the Conversion Right in respect of each Class B Ordinary Share in the shareholder’s holding.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of votes of the Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either BVI law or our Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with our underwriter described in “Ordinary Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the Ordinary Shares has failed to pay any amount due in respect of any of those Ordinary Shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our Board of Directors may, on the terms established at the time of the issuance of such Ordinary Shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued Ordinary Shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid Ordinary Shares and such fully paid Ordinary Shares shall not be subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue Ordinary Shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the company is authorized to issue more than one class of Ordinary Shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of Ordinary Shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of Ordinary Shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our authorized and issued ordinary shares into a larger number of Ordinary Shares then our existing number of ordinary shares, and

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of Ordinary Shares.

Inspection of books and records

Under BVI Law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles of Association authorize our Board of Directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares, to the extent available, from time to time as our Board of Directors shall determine.

Certain Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his Ordinary Shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law and our Memorandum and Articles provide that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting Ordinary Shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed with cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors) subject to section 199(2) of the BVI Act.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of not less than 50 percent of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Stock Transfer Agent

Transhare Corporation is our company’s stock transfer agent. Its address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764 and phone number is (303) 662-1112.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our Class A Ordinary Shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of US$1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued based on the terms to be agreed upon by us and the investors. The terms of any warrants being offered and a description of the material provisions of the applicable warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Rights

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

Galaxy may issue rights to purchase Class A Ordinary Shares or debt securities that Galaxy may offer to its securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, Galaxy may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between Galaxy and a bank or trust company, as rights agent, that Galaxy will name in the applicable prospectus supplement. The rights agent will act solely as Galaxy ‘s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that Galaxy offers will describe specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the date of determining the securityholders entitled to the rights distribution;

●	the securities for which the rights are exercisable;

●	the aggregate number of rights issued and the aggregate number of shares of Ordinary Shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that Galaxy may enter into in connection with the rights offering; and

●	the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Ordinary Shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, Galaxy may offer any unsubscribed securities directly to persons other than Galaxy’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

Galaxy may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Galaxy may collectively offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of US$200,000,000. Galaxy has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by Galaxy. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the Securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, including Galaxy’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from Galaxy, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from Galaxy, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of Securities may be effected from time to time in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The Securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities. That compensation may be in the form of discounts, concessions or commissions to be received from Galaxy or from the purchasers of the Securities. Any dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and compensation received by them on resale of the Securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sale through Underwriters or Dealers

If underwriters are used in a sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of Securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of Securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities.

If a dealer is used in the sale of the Securities, Galaxy will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, Galaxy will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the Securities. If required, Galaxy will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.

Direct Sales and Sales through Agents

Galaxy may directly solicit offers to purchase the Securities and may make sales of Securities directly to institutional investors or others, without using agents, underwriters, or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed delivery contracts

If so indicated in the applicable prospectus supplement, Galaxy may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from Galaxy at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market making, stabilization and other transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Each series of offered Securities, other than the Class A Ordinary Shares of Galaxy, will be a new issue of Securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities may or may not be listed on a national Securities exchange. No assurance can be given that there will be a market for the offered Securities.

Any Securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that Galaxy makes sales to or through one or more underwriters or agents in at-the-market offerings, Galaxy will do so pursuant to the terms of a distribution agreement between Galaxy and the underwriters or agents. If Galaxy engages in at-the-market sales pursuant to a distribution agreement, Galaxy, if any, will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, Galaxy, if any, may sell the Securities on a daily basis in exchange transactions or otherwise as, if any, agree with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, Galaxy, if any, also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of Galaxy’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, Galaxy, if any, may enter into agreements with such underwriters or agents pursuant to which Galaxy, as applicable, receive Galaxy outstanding Securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding Securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from Galaxy under these arrangements to close out any related open borrowings of Securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with a redemption or repayment pursuant to the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Galaxy and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Galaxy to indemnification by Galaxy against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for Galaxy in the ordinary course of business.

Derivative Transactions and Hedging

Galaxy, the underwriters or other agents may engage in derivative transactions involving the Securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, Galaxy may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from Galaxy or others (or, in the case of derivatives, securities received from Galaxy in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

Galaxy may loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in Galaxy’s Securities or in connection with a simultaneous offering of other Securities offered by this prospectus or in connection with a simultaneous offering of other Securities offered by this prospectus.

Electronic Auctions

Galaxy may also make sales through the Internet or through other electronic means. Since Galaxy may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system Galaxy will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled under agreements which may be entered into with Galaxy to indemnification by Galaxy against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by Galaxy to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for Galaxy, subsidiaries of Galaxy or its affiliates.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from Galaxy and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Under the Securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Galaxy’s Securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Galaxy’s Securities to engage in market-making activities with respect to Galaxy’s Securities. These restrictions may affect the marketability of Galaxy’s Securities and the ability of any person or entity to engage in market-making activities with respect to Galaxy’s Securities.

LEGAL MATTERS

The legality of securities offered by this prospectus that are governed by British Virgin Islands law and certain other British Virgin Islands legal matters has been passed upon for us by Ogier, our counsel as to British Virgin Islands law. The legality of certain legal matters relating to U.S. law has been passed upon for Galaxy by Pryor Cashman LLP.

EXPERTS

The consolidated financial statements as of June 30, 2024 and 2025 and for each of the three years in the period ended June 30, 2025 incorporated by reference in this prospectus have been so included in reliance on the report of Guangdong Prouden CPAs GP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Guangdong Prouden CPAs GP is located at Ste.2201, GDH Bay City Centre, No.21 Zhujiang West Road, Guangzhou.

EXPENSES

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

	Amount
SEC registration fee	US$	27,620
FINRA filing fee		*	(1)
Accounting fees and expenses		*	(1)
Legal fees and expenses		*	(1)
Financial printing and miscellaneous expenses		*	(1)
Total		*	(1)

(1)	These fees and expenses cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Enforceability of Civil Liabilities

We are registered under the laws of the British Virgin Islands as a business company with limited liability. We are registered in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

There is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws, as the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our British Virgin Islands counsel has informed us that the BVI does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Our British Virgin Islands counsel has further advised us that that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our British Virgin Islands counsel has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Galaxy to “incorporate by reference” the information it files with them. This means that Galaxy can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in Galaxy’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When Galaxy updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

Galaxy incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	its Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 24, 2025;

●	its Report of foreign private issuer on Form 6-K filed with the SEC on July 15, 2025, September 3, 2025, September 12, 2025, September 23, 2025 and January 22, 2026;

●	the description of the securities contained in its registration statement on Form 8-A filed on September 10, 2024 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that Galaxy incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to our principal executive offices located at 25th Floor, Ovest, 77 Wing Lok Street, Sheung Wan, Hong Kong. Our phone number is +852 3105 2611.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Where You Can Find Additional Information

Galaxy has filed with the SEC a registration statement on Form F-3 using a “shelf” registration process under the Securities Act with respect to the offer and sale of Securities pursuant to this prospectus. As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read Galaxy’s registration statements and their exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this prospectus for further information with respect to Galaxy and the Securities offered in this prospectus.

The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Galaxy is subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, Galaxy is required to file reports, including annual reports on Form 20-F, and other information with the SEC. As Galaxy is a foreign private issuer, Galaxy is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and Galaxy’s executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Galaxy will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE, 19711.

Galaxy has not authorized anyone to give any information or make any representation about Galaxy that is different from, or in addition to, that contained in this prospectus or any prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the Securities offered by this prospectus or any prospectus supplement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus or any prospectus supplement does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

Galaxy Payroll Group Limited
(incorporated in British Virgin Islands)

Class A Ordinary Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under our Second Amended And Restated Memorandum And Articles Of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

GALAXY PAYROLL GROUP LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
4.1	Specimen Ordinary Share Certificate of Galaxy Payroll Group Limited (incorporated by reference to Exhibit 4.1 of Amendment No. 12 to Galaxy’s registration statement on Form F-1 (File No. 333-269043), filed with the SEC on August 14, 2024).
4.2*	Form of Indenture of Galaxy Payroll Group Limited
5.1*	Opinion of Ogier
5.2*	Opinion of Pryor Cashman LLP
23.1*	Consent of Guangdong Prouden CPAs
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Pryor Cashman LLP (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page of this registration statement)
25.1††	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture
107*	Filing Fee Table

†	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

††	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 prior to any issuance of Debt Securities.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 1, 2026.

Galaxy Payroll Group Limited

By:	/s/ Wai Hong Lao
Wai Hong Lao
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Wai Hong Lao, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wai Hong Lao	Chief Executive Officer and Director	April 1, 2026
Wai Hong Lao	(Principal Executive Officer)

/s/ Yiu Kong Kenneth But	Chief Operating Officer and Director	April 1, 2026
Yiu Kong Kenneth But

/s/ Wai Cheung Yeung	Chief Financial Officer	April 1, 2026
Wai Cheung Yeung	(Principal Financial and Accounting Officer)

/s/ Kam Kong Lau	Independent Director	April 1, 2026
Kam Kong Lau

/s/ Xiao Liang Li	Independent Director	April 1, 2026
Xiao Liang Li

/s/ Ho Fu Billy Wong	Independent Director	April 1, 2026
Ho Fu Billy Wong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on April 1, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director